Exhibit 99.1

oti Reports Second Quarter 2016 Financial Results

Rosh Pina, Israel – August 10, 2016 – On Track Innovations Ltd. (oti) (NASDAQ: OTIV), a global provider of near field communication (NFC) and cashless payment systems, reported financial results for the second quarter ended June 30, 2016.

Q2 2016 Operational Highlights
•	Partnered with Microtronic to bring world's first open and closed loop payment solution to the global vending market

•	Formed partnerships with vending distributors to the Romanian, Netherlands and Flanders markets

•	Unattended Card Payments (UCP) selected the SATURN 6500 TRIO reader and CONNECT 3000 telemetry controller as part of its portfolio of offerings for the North American unattended market

•	Partnered with Samsung Pay and other global point-of-sale providers to accelerate adoption of mobile payments

•	Introduced PayCapsule-Flex, one of the smallest payment cards designed to turn existing products and apparel into payment devices with Internet of Things (IoT) capabilities

•	OTI PetroSmart partnered with Fuel Telematics Solutions to deliver secure mobile payment for corporate fleet vehicles

•	OTI PetroSmart received a follow-on order from Smart Applications International Ltd. for more than 500,000 MediSmart™ cards

Q2 2016 Financial Details
Total revenues increased 4% to $5.1 million from $4.9 million in the prior quarter, and decreased 6% from $5.4 million in the same year-ago period.

Gross profit was $2.66 million (52.2% of revenue) compared to $2.70 million (49.8% of revenue) in the same year-ago period.

Operating expenses decreased 30% to $3.2 million from $4.6 million in the same year-ago period.

Net loss from continuing operations totaled $639,000 or $(0.02) per share, an improvement from a net loss from continuing operations of $2.0 million or $(0.05) per share in the same year-ago period.

Net income totaled $1.3 million or $0.03 per share, an improvement from a net loss of $2.0 million or $(0.05) per share in the same year-ago period.

Adjusted EBITDA loss from continuing operations improved to $155,000 from a loss of $683,000 in the same year-ago period (see discussion about the presentation of adjusted EBITDA from continuing operations, a non-GAAP financial measure, below).

At quarter-end, cash and cash equivalents and short-term investments increased 16% to $11.2 million, compared to $9.6 million at the end of the prior quarter.

Management Commentary
“Our performance in Q2 demonstrated once again the positive impact of the financial and operational initiatives we have implemented over the last four quarters,” said oti CEO, Shlomi Cohen. “In addition to the sequential increase in revenue, the quarter was highlighted by several milestones, including the fourth consecutive decrease in operating expenses and third consecutive improvement in adjusted EBITDA. In fact, due to the one-time payment we received in the second quarter related to the sale of our SmartID subsidiary, Q2 marked our first GAAP profitable quarter since Q4 2013.

“These significant improvements were the result of our efficiency program, which not only reduced costs and optimized our internal processes and manufacturing practices, but also established a solid foundation for our future growth. Along that line, we continue to execute on our plan to capture market share and drive growth across our business segments, particularly retail payments. In addition to the strategic partnerships we recently formed with companies like Samsung Pay and Microtronic, we made meaningful strides in our transition to a recurring revenue business model by focusing on selling a platform that includes telemetry systems and payment processing services. This was demonstrated by our ability to secure increased orders for otiMetry from the European market, which generated recurring revenue from the telemetry systems connected to our network. This platform approach allows us to target a significantly larger addressable market, while providing an opportunity to generate high-margin recurring revenue.

“We are implementing this same platform approach in Japan, which we believe presents a six-million-unit market opportunity for our industry-leading solutions given the untapped nature of the market and nationwide shift toward cashless payments. Last month we achieved a significant milestone by receiving FeliCa certification for our new SATURN 8700 reader. In fact, we were able to quickly capitalize on our early-mover advantage by already securing a letter of intent from a multi-billion dollar Japanese retailer to purchase 10,000 FeliCa-certified readers over the next three years. Our initial success in this important market reaffirms our belief that Japan will be a major market for oti in the years to come.

“Looking ahead, we plan to build on this momentum throughout the year and into 2017. We are confident in our continued ability to further penetrate our key markets and verticals, generate recurring revenue, and leverage our relatively fixed cost structure. We believe we have the right business model, partners, products, and team in place to further establish oti as the growing leader in cashless payment solutions globally.”

Conference Call
oti will hold a conference call today (August 10, 2016) at 10:30 a.m. Eastern time to discuss these results. oti CEO Shlomi Cohen and CFO Yishay Curelaru will host the presentation, followed by a question and answer period.

Date: Wednesday, August 10, 2016
Time: 10:30 a.m. Eastern time
U.S. dial-in: 877-407-0784
International dial-in: 201-689-8560

The conference call will be broadcast simultaneously and available for replay via the investor relations section of the company’s website here, the content of which is not part of this press release.

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 949-574-3860.

A replay of the call will be available after 1:30 p.m. Eastern time through September 10, 2016.

U.S. replay dial-in: 877-870-5176
International replay dial-in: 858-384-5517
Replay ID: 13642381

Use of Non-GAAP Financial Information
This press release contains certain non-GAAP measures, namely, adjusted EBITDA from continuing operations, or adjusted earnings from continuing operations before interest, income tax, depreciation and amortization. Adjusted EBITDA from continuing operations represents earnings before interest or financing expenses, income tax, depreciation and amortization, and further eliminates the effect of stock-based compensation expense, patent litigation and maintenance expenses and other expenses. oti believes that adjusted EBITDA from continuing operations should be considered in evaluating the company's operations since it provides a clearer indication of oti’s operating results. This measure should be considered in addition to results prepared in accordance with US GAAP, but should not be considered a substitute for the US GAAP results. The non-GAAP measures included in this press release have been reconciled to the US GAAP results in the tables below.

ON TRACK INNOVATIONS LTD.
INTERIM UNAUDITED  RECONCILIATION OF NON-GAAP ADJUSTMENT
The following tables reflect selected On Track Innovations Ltd. non-GAAP results reconciled to GAAP results:
(In thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net Income (Loss)	$1,349	$(2,049)	$421	$(3,809)

Net income from discontinued operations	(1,988)	-	(1,927)	(362)
Financial expenses, net	67	195	171	420
Depreciation	312	319	620	617
Taxes on income	16	(16)	32	3
TOTAL EBITDA FROM CONTINUING OPERATIONS	$(244)	$(1,551)	$(683)	$(3,131)

Patent litigation and maintenance	11	283	28	459
Other expenses	-	433	-	510
Stock-based compensation	78	152	105	332
TOTAL ADJUSTED EBITDA FROM CONTINUING OPERATIONS	$(155)	$(683)	$(550)	$(1,830)

About oti
On Track Innovations Ltd. (oti) is a leader in contactless and NFC applications based on its extensive patent and IP portfolio. oti's field-proven innovations have been deployed around the world to address NFC and other cashless payment solutions, petroleum payment and management, cashless parking fee collection systems and mass transit ticketing. oti markets and supports its solutions through a global network of regional offices and alliances. For more information, visit www.otiglobal.com, the content of which is not part of this press release.

Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Whenever words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions are used, the company is making forward-looking statements. For example, forward-looking statements include statements regarding our intent to rollout new products and our position to capitalize on the cashless payment market. Because such statements deal with future events and are based on oti’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of oti could differ materially from those described in or implied by the statements in this press release. Forward-looking statements could be impacted by the effects of the protracted evaluation and validation periods in the U.S. and other markets for contactless payment cards, as well as oti’s new and existing products and our ability to execute production on orders, as well as other risks and uncertainties, including those discussed in the “Risk Factors” section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2015, and in subsequent filings with the Securities and Exchange Commission. Although the company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can provide no assurance that expectations will be achieved. Except as otherwise required by law, oti disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

Investor Contact:
Matt Glover
Liolios Group, Inc.
949-574-3860
OTIV@liolios.com

Press Contact:
Nir (Neil) Barr
oti Marketing Director
+972-4-686-8004
press@otiglobal.com

ON TRACK INNOVATION LTD.
INTERIM UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands, except share and per share data)

	June 30,	December 31,
	2016	2015
Assets

Current assets
Cash and cash equivalents	$4,816	$5,450
Short-term investments	6,342	5,454
Trade receivables (net of allowance for doubtful
accounts of $633 and $778 as of June 30, 2016
and December 31, 2015, respectively)	3,613	2,418
Other receivables and prepaid expenses	1,971	2,183
Inventories	2,637	3,330

Total current assets	19,379	18,835

Long-term restricted deposit for employees benefit	465	524

Severance pay deposits	328	455

Property, plant and equipment, net	8,153	8,668

Intangible assets, net	239	180

Total Assets	$28,564	$28,662

ON TRACK INNOVATION LTD.
INTERIM UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands, except share and per share data)

	June 30,	December 31,
	2016	2015
Liabilities and Equity

Current Liabilities
Short-term bank credit and current maturities
of long-term bank loans	$3,854	$3,815
Trade payables	5,607	5,441
Other current liabilities	2,643	2,724

Total current liabilities	12,104	11,980

Long-Term Liabilities
Long-term loans, net of current maturities	1,859	2,359
Accrued severance pay	904	1,148
Deferred tax liability	370	352
Total long-term liabilities	3,133	3,859

Total Liabilities	15,237	15,839

Commitments and Contingencies

Equity
Shareholders' Equity
Ordinary shares of NIS 0.1 par value: Authorized –
50,000,000 shares as of June 30, 2016 and
December 31, 2015; issued: 42,084,075 and 42,014,673 shares as of June 30, 2016 and December 31, 2015, respectively;
outstanding: 40,905,376 and 40,835,974 shares
as of June 30, 2016 and December 31, 2015, respectively	1,055	1,055
Additional paid-in capital	226,030	225,925
Treasury shares at cost - 1,178,699 shares as of June 30,
2016 and December 31, 2015	(2,000)	(2,000)
Accumulated other comprehensive loss	(1,106)	(1,084)
Accumulated deficit	(208,806)	(209,254)
Total Shareholder’s equity	15,173	14,642
Non-controlling interest	(1,846)	(1,819)

Total Equity	13,327	12,823

Total Liabilities and Equity	$28,564	$28,662

ON TRACK INNOVATION LTD.
INTERIM UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Revenues
Sales	$3,708	$4,057	$7,201	$7,654
Licensing and transaction fees	1,381	1,359	2,765	2,737

Total revenues	5,089	5,416	9,966	10,391

Cost of revenues
Cost of sales	2,434	2,718	4,766	5,223
Total cost of revenues	2,434	2,718	4,766	5,223

Gross profit	2,655	2,698	5,200	5,168
Operating expenses
Research and development	784	937	1,535	1,905
Selling and marketing	1,504	1,772	3,090	3,658
General and administrative	912	1,143	1,850	2,384
Patent litigation and maintenance	11	283	28	459
Other expenses	-	433	-	510

Total operating expenses	3,211	4,568	6,503	8,916

Operating loss from continuing operations	(556)	(1,870)	(1,303)	(3,748)
Financial expenses, net	(67)	(195)	(171)	(420)

Loss from continuing operations
before taxes on income	(623)	(2,065)	(1,474)	(4,168)

Income tax	(16)	16	(32)	(3)

Net loss from continuing operations	(639)	(2,049)	(1,506)	(4,171)
Net income from discontinued operations	1,988	-	1,927	362

Net income (loss)	1,349	(2,049)	421	(3,809)

Net loss (income) attributable to non-controlling interest	(36)	35	27	26

Net income (loss) attributable to shareholders	$1,313	$(2,014)	$448	$(3,783)

Basic and diluted net gain (loss) attributable to shareholders per ordinary share
From continuing operations	(0.02)	(0.05)	(0.04)	(0.10)
From discontinued operations	0.05	-	0.05	0.01

	$0.03	$(0.05)	$0.01	$(0.09)

Weighted average number of ordinary shares used in computing basic and diluted net (loss) income per ordinary share	40,896,863	40,873,680	40,885,668	40,865,089

ON TRACK INNOVATION LTD.
INTERIM UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW
(In thousands, except share and per share data)

	Six months ended June 30,
	2016	2015
Cash flows from continuing operating activities
Net loss from continuing operations	$(1,506)	$(4,171)
Adjustments required to reconcile net loss to
net cash used in continuing operating activities:
Stock-based compensation related to options issued to employees	105	332
Accrued interest and linkage differences, net	55	(42)
Depreciation	620	617

Changes in operating assets and liabilities:
Accrued severance pay, net	(117)	(20)
Deferred tax, net	32	1
(Increase) decrease in trade receivables, net	(1,097)	482
Decrease in other receivables and prepaid expenses	210	374
Decrease in inventories	691	290
Increase (decrease) in trade payables	190	(274)
(Decrease) increase in other current liabilities	(489)	119
Net cash used in continuing operating activities	(1,306)	(2,292)

Cash flows from continuing investing activities

Purchase of property and equipment, net	(139)	(463)
Increase in short-term investments, net	(884)	2,163
Investment in capitalized product costs	(98)	(67)
Advance payment from sale of property	396	-
Investment in restricted deposit for employees benefit	-	(281)

Net cash (used in) provided by continuing investing activities	(725)	1,352

Cash flows from continuing financing activities
Increase in short-term bank credit, net	81	809
Proceeds from long-term bank loans	27	446
Repayment of long-term bank loans	(538)	(404)
Proceeds from exercise of options	(* )	-

Net cash (used in) provided by continuing financing activities	(430)	851

Cash flows from discontinued operations
Net cash used in discontinued operating activities	(105)	(25)
Net cash provided by discontinued investing activities	1,949	387
Total net cash provided by discontinued operations	1,844	362

Effect of exchange rate changes on cash and cash equivalents	(17)	(164)

(Decrease) increase in cash and cash equivalents	(634)	109
Cash and cash equivalents at the beginning of the period	5,450	5,351

Cash and cash equivalents at the end of the period	$4,816	$5,460

(*)          Less than $1.